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As filed with the Securities and Exchange Commission on June 16, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
Registration Statement
Under
the Securities Act of 1933

INVENTURE FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	86-0786101 (I.R.S. Employer Identification No.)

5415 East High Street, Suite #350
Phoenix, Arizona 85054
(623) 932-6200
(Address of Principal Executive Offices) (Zip Code)

Terry McDaniel
Chief Executive Officer
Inventure Foods, Inc.
5415 East High Street, Suite #350
Phoenix, Arizona 85054
(623) 932-6200
(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:
Gregory R. Hall, Esq.
DLA Piper LLP (US)
2525 East Camelback Road, Suite 1000
Phoenix, Arizona 85016

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

            If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.    ☒

            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.    ☐

            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

            If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

            If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

            Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Primary Offering:
Common Stock, $0.01 par value
Preferred Stock, $100.00 par value
Debt Securities	$100,000,000.00(1)	(1)	$100,000,000.00(1)(2)	$12,880.00

Secondary Offering:
Common Stock, $0.01 par value	5,000,000 shares(3)	$13.1305(2)	$65,652,500(2)	$8,456.04

Total			$165,652,500(2)	$21,336.04(4)

(1)
In the primary offering, there is being registered such indeterminate number or amount of common stock, preferred stock, and debt securities as may from time to time be sold at indeterminate prices and as shall have an aggregate initial offering price not to exceed $100,000,000. This Registration Statement also includes such indeterminate amount of common stock, preferred stock and debt securities as may be resold from time to time upon conversion of convertible securities being registered hereunder or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), the securities being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)
With respect to securities to be offered for sale by the Registrant in the primary offering, the proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). With respect to shares of the Registrant's common stock to be offered for resale by the selling stockholders in the secondary offering, the proposed maximum offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low prices reported for the Registrant's common stock traded on The NASDAQ Global Select Market on June 10, 2014.

(3)
In the secondary offering, there is being registered an aggregate of 5,000,000 shares of common stock of the Registrant to be offered for resale by certain selling stockholders to be named in a prospectus supplement. Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(4)
The registration fee of $21,336.04 is being paid at the time of this filing.

            The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and neither we nor any selling stockholder is soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 16, 2014

PROSPECTUS

$100,000,000

Common Stock, Preferred Stock and Debt Securities,

5,000,000 Shares of Common Stock Offered by the Selling Stockholders

        We may from time to time offer to sell common stock, preferred stock, or debt securities, in one or more transactions, with a maximum aggregate offering price of $100,000,000. In addition, the selling stockholders to be named in a prospectus supplement, or transferees, pledgees, donees or other successors of the selling stockholders, may sell up to an aggregate of 5,000,000 shares of our common stock, from time to time under this prospectus and any prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

        This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated or deemed to be incorporated by reference in this prospectus, before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The selling stockholders may offer the common stock in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock is listed on The NASDAQ Global Select Market under the symbol "SNAK." On June 10, 2014, the closing price of our common stock was $13.18 per share.

        Investing in these securities involves risks. See "Risk Factors" included in our most recent annual report on Form 10-K, any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, including any amendments thereto, incorporated herein by reference or filed by us after the date of this prospectus, that are incorporated by reference into this prospectus. You should also review carefully the risks and uncertainties described under the heading "Risk Factors" contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2014.

        You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement to this prospectus. Neither we nor the selling stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we filed with the SEC using a "shelf" registration process. Under this registration statement, we may sell up to a total of $100,000,000 of any combination of the securities described in this prospectus from time to time in one or more offerings and the selling stockholders may, from time to time, sell up to an aggregate of 5,000,000 shares of common stock in one or more offerings.

        The types of securities that we may offer and sell from time to time pursuant to this prospectus are:

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  common stock;

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  preferred stock; and

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  debt securities.

        In addition, the selling stockholders may offer and sell shares of our common stock pursuant to this prospectus.

        This prospectus provides you with a general description of the securities we or the selling stockholders may offer. Specific information about the terms of an offering will be included in a prospectus or a prospectus supplement relating to each offering of securities. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption "Where You Can Find More Information."

        We have not authorized anyone to give you any additional information different from that contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus provided in connection with an offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer is not permitted.

        The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of when this prospectus is delivered or when any sale of our securities occurs. Our business, financial condition, results of operations and prospects may have changed since that date.

        This prospectus is not an offer to sell or solicitation of an offer to buy our securities in any circumstances under which or jurisdiction in which the offer or solicitation is unlawful. Unless the context otherwise indicates, the terms "Inventure," "Company," "we," "us," and "our" as used in this prospectus refer to Inventure Foods, Inc. and its subsidiaries. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

 FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus may constitute forward-looking statements, which involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements of our Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We use the words "may," "will," "believe," "expect," "anticipate," "intend," "future," "plan," "estimate," "potential" and other similar expressions to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward looking statements. Such risks, uncertainties and assumptions are described in the "Risk Factors" section included in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 28, 2013, and subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to those filings, and include, among other things:

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  the market price of our common stock has been and may continue to be volatile and you may lose all or a part of your investment in our securities;

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  our acquisition strategy may not be successful or we may not be successful in integrating acquisitions;

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  changes in the legal and regulatory environment could limit our business activities, increase our operating costs, reduce demand for our products or result in litigation;

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  our operations and financial condition may be negatively impacted by general economic conditions or economic downturns;

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  we may not be successful in implementing our business strategy or expanding our business and, even if successful, may incur substantial costs;

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  we may require additional financing that may not be available on terms attractive to us and, even if financing is available, it may have dilutive and other adverse effects on our stockholders;

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  we are required to maintain certain ongoing financial covenants under our credit facility, and, if we fail to meet those covenants or otherwise default, our lender may accelerate the payment of such indebtedness;

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  we may incur losses and costs as a result of product recalls or liability claims;

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  concerns with the safety and quality of our food products and ingredients could negatively impact our brand image and profitability;

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  a significant portion of our revenues is derived from one product and one customer, the loss of which could have a material adverse effect on our business, financial condition and results of operation;

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  we depend on a license agreement for the right to sell our T.G.I. Friday's® branded products; our Jamba® branded products; our Seattle's Best Coffee® branded products; our Nathan's Famous branded projects; and our Vidalia branded product;

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  our business may be adversely affected by an oversupply of snack and frozen products at the wholesale and retail levels and seasonal fluctuations;

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  we may incur substantial costs to market our products and may not be able to successfully respond to shifting customer preferences;

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  the loss of certain key employees and the inability to successfully compete in our highly competitive industry could adversely affect our business;

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  the unavailability of purchased berries and vegetables at reasonable prices could adversely affect our operations;

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  we do not own the patents for the technology we use to manufacture certain T.G.I. Friday's®, Boulder Canyon® and Tato Skins® brand products, as well as certain private label branded products;

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  we are subject to risks that affect the agricultural industry generally, including changes in weather conditions and natural disasters;

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  a disruption in the performance of our suppliers could have an adverse effect on our operations;

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  we may not be able to adequately protect our intellectual property and other proprietary rights that are material to our business;

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  a significant amount of our common stock is controlled by a small number of stockholders whose interests may conflict with those of our other stockholders;

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  provisions of Delaware law and our charter and bylaws may delay or prevent transactions that would benefit shareholders; and

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  the issuance of any preferred stock as authorized by our Certificate of Incorporation could adversely affect the rights of holders of common stock.

        You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

THE COMPANY

        We are a leading marketer and manufacturer of healthy/natural and indulgent specialty snack food brands with headquarters in Phoenix, Arizona and plants in Arizona, Georgia, Indiana, Oregon and Washington. We specialize in two primary product categories: (i) healthy/natural food products and (ii) indulgent specialty snack products. Our products in the healthy/natural food category include Rader Farms® frozen berries, Boulder Canyon® Natural Foods brand kettle cooked potato chips, Willamette Valley Fruit Company™ frozen fruit and vegetables, Fresh Frozen™ frozen vegetables and fruit, Jamba® branded blend-and-serve smoothie kits under license from Jamba Juice Company, Seattle's Best Coffee® Frozen Coffee Blends branded blend-and-serve frozen coffee beverage under license from Seattle's Best Coffee, LLC and private label frozen fruit and healthy/natural snacks. Our products in the indulgent specialty snack food category include T.G.I. Friday's® brand snacks under license from T.G.I. Friday's Inc., Nathan's Famous® brand snack products under license from Nathan's Famous Corporation, Vidalia® brand snack products under license from Vidalia Brands, Inc., Poore Brothers® kettle cooked potato chips, Bob's Texas Style® kettle cooked chips, and Tato Skins® brand potato snacks. We also manufacture private label snacks for certain grocery retail chains and co-pack products for other snack and cereal manufacturers. Our common stock is traded on The NASDAQ Global Select Market under the symbol "SNAK." Our principal executive office is located at 5415 East High Street, Suite 350, Phoenix, Arizona 85054 and the phone number for that office is (623) 932-6200.

        We maintain a website at www.inventurefoods.com, on which we will post free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to these reports under the heading "Investors" as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. We also routinely post important information about the Company on our website under the heading "Investors." We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus. You may read and copy any materials we file with the SEC at the Securities and Exchange Commission Public Reference Room at 100 F Street NE Washington, DC 20549. The SEC also maintains a website that contains our reports and other information at www.sec.gov.

RISK FACTORS

        Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading "Risk Factors" in Amendment No. 1 to our Annual Report on Form 10-K for the year ended December 28, 2013, filed with the SEC on March 14, 2014, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Our business, financial position, results of operations, liquidity or prospects could be adversely affected by any of these risks.

USE OF PROCEEDS

        We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling stockholders.

 RATIO OF EARNINGS TO FIXED CHARGES

        Our consolidated ratio of earnings to fixed charges for each of the periods indicated are as follows:

	(in thousands except ratio data)
		Fiscal Year Ended
	Three-Months Ended March 29, 2014	December 28, 2013	December 29, 2012	December 31, 2011	December 25, 2010	December 26, 2009
Earnings(1):
Income before taxes	$2,495	$9,978	$11,681	$4,325	$6,476	$6,197
Fixed charges	604	595	715	504	863	867
Amortization of capitalized interest	—	—	—	—	—	—
Distributed income of equity investees	—	—	—	—	—	—
Interest capitalized	—	—	—	—	—	—
Preference security dividend requirements of consolidated subsidiaries	—	—	—	—	—	—
Noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges	—	—	—	—	—	—

Total Earnings:	$3,099	$10,573	$12,396	$4,829	$7,339	$7,064
Fixed Charges(2):
Interest expensed and capitalized	$637	$733	$739	$530	$869	$873
Amortized premiums, discounts and capitalized expenses related to indebtedness	(33)	(138)	(24)	(26)	(6)	(6)
Interest portion of rental expense	—	—	—	—	—	—

Total fixed charges:	$604	$595	$715	$504	$863	$867

Ratio of earnings to fixed charges	5.13	17.76	17.33	9.58	8.51	8.15

(1)
"Earnings" is calculated by adding (a) pre-tax income from continuing operations; (b) fixed charges (excluding capitalized interest); and (c) amortization of capitalized interest.

(2)
"Fixed Charges" means the sum of the following: (a) interest expensed and capitalized (excluding interest expense related to uncertain tax positions), (b) amortized premiums, discounts and capitalized expenses related to indebtedness, and (c) an estimate of the interest within rental expense.

        For the periods indicated above, we had no outstanding shares of preferred stock with required dividend payments. Therefore, the ratios of earnings to fixed charges and preferred stock dividends are identical to the ratios presented in the table above.

DIVIDEND POLICY

        We have never declared or paid dividends on our common stock and we do not anticipate paying any dividends on our common stock in the foreseeable future. We will pay dividends on our common stock only if and when declared by our board of directors. Our board's ability to declare a dividend is subject to limits imposed by our debt agreements and Delaware corporate law. In determining whether to declare dividends, the board will consider these limits, our financial condition, results of operations, working capital requirements, future prospects and other factors it considers relevant.

 DESCRIPTION OF CAPITAL STOCK

        Our authorized share capital consists of 50,000,000 shares of common stock, $0.01 par value, and 50,000 shares of preferred stock, $100.00 par value. As of May 2, 2014, there were 19,439,272 shares of common stock outstanding and no shares of preferred stock issued and outstanding. All outstanding shares of common stock are fully paid and non-assessable.

        The following summary of our capital stock is qualified in its entirety by the description of our common stock contained in Amendment No. 3 to our Registration Statement on Form SB-2, filed with the SEC on December 5, 1996 (File No. 333-5594-LA), as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A/A, filed with the SEC on December 10, 1996 (File No. 001-14556), including all amendments or reports filed for the purpose of updating such descriptions, and to our certificate of incorporation and bylaws, as amended from time to time, all of which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part. See "Where You Can Find More Information."

Common Stock

        All shares of our common stock are equal with respect to voting, liquidation, dividend and other rights. Owners of common stock are entitled to one vote for each share owned at any meeting of the stockholders. Holders of common stock are entitled to receive such dividends as may be declared by our board of directors out of funds legally available therefor; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to stockholders, subject to the prior claims of holders of any outstanding preferred stock. Our common stock does not have cumulative voting rights. We have not paid cash dividends with respect to our common stock in the past and do not anticipate paying any such dividends in the foreseeable future. None of our outstanding shares of common stock are liable to calls or assessment by us.

Preferred Stock

        We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, we are authorized to issue 50,000 shares of preferred stock, par value $100.00 per share. Our preferred stock is entitled to preference over our common stock with respect to the distribution of our assets in the event of liquidation, dissolution, or winding up of the company. Our preferred stock may be issued from time to time and our board of directors shall have the right to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock. As of May 2, 2014, we do not have any outstanding shares of preferred stock.

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of our company.

        Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we issue in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock to be offered under this prospectus. This description of the preferred stock in the certificate of designation and any applicable prospectus supplement will include:

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  the title and stated value;

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  the number of shares being offered;

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  the liquidation preference per share;

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  the purchase price per share;

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  the currency for which the shares may be purchased;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

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  restrictions on transfer, sale or other assignment, if any;

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  a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

        When we issue shares of preferred stock, the shares will be fully paid and non-assessable.

Certain Anti-Takeover Effects of Delaware Law and Provisions of Our Certificate of Incorporation and Bylaws

        Our certificate of incorporation and bylaws and the Delaware General Corporation Law contain provisions that may have the effect of delaying, deferring or preventing a change of control of the Company. These provisions, among other things:

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  authorize our board of directors to set the terms of preferred stock;

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  restrict our ability to engage in transactions with stockholders with 15% or more of outstanding voting stock; and

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  authorize the calling of special meetings of stockholders only by the board of directors, not by the stockholders.

        Because of these provisions, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.

DESCRIPTION OF DEBT SECURITIES

General

        We may issue senior debt securities and/or subordinated debt securities, which in each case will be unsecured, direct, general obligations of Inventure Foods, Inc.

        The senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in priority of payment to our senior debt securities, as described below under "Ranking—Subordination of Subordinated Debt Securities" and in the prospectus supplement applicable to any subordinated debt securities that we may offer. For purposes of the descriptions in this section, we may refer to the senior debt securities and the subordinated debt securities collectively as the "debt securities." The debt securities will be effectively subordinated to the creditors of our subsidiaries.

        We will issue senior debt securities under a senior debt indenture and subordinated debt securities under a separate subordinated debt indenture. Provisions relating to the issuance of debt securities may also be set forth in a supplemental indenture to either of the indentures. For purposes of the descriptions in this section, we may refer to the senior debt indenture and the subordinated debt indenture and any related supplemental indentures, as "an indenture" or, collectively, as "the indentures." The indentures will be qualified under and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        Each indenture will be between us and a trustee that meets the requirements of the Trust Indenture Act. We expect that each indenture will provide that there may be more than one trustee under that indenture, each with respect to one or more series of debt securities. Any trustee under an indenture may resign or be removed with respect to one or more series of debt securities and, in that event, we may appoint a successor trustee. Except as otherwise provided in the indenture or supplemental indenture, any action permitted to be taken by a trustee may be taken by that trustee only with respect to the one or more series of debt securities for which it is trustee under the applicable indenture.

        The descriptions in this section relating to the debt securities and the indentures are summaries of their provisions. The summaries are not complete and are qualified in their entirety by reference to the actual indentures and debt securities and the further descriptions in the applicable prospectus supplement. A form of the senior debt indenture and a form of the subordinated debt indenture under which we may issue our senior debt securities and subordinated debt securities, respectively, have been filed with the SEC as exhibits to the registration statement that includes this prospectus and will be available as described under the heading "Where You Can Find More Information" below. Whenever we refer in this prospectus or in any prospectus supplement to particular sections or defined terms of an indenture, those sections or defined terms are incorporated by reference in this prospectus or in the prospectus supplement, as applicable. You should refer to the provisions of the indentures for provisions that may be important to you.

        The terms and conditions described in this section are terms and conditions that apply generally to the debt securities. The particular terms of any series of debt securities will be summarized in the applicable prospectus supplement. Those terms may differ from the terms summarized below.

        Except as set forth in the applicable indenture or in a supplemental indenture and described in an applicable prospectus supplement, the indentures do not limit the amount of debt securities we may issue under the indentures. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement, we may, from time to time, reopen any series and issue additional debt securities under that series without the consent of the holders of the outstanding debt securities of that series. Additional notes issued in this manner will have the same terms and conditions as the outstanding debt securities of that series, except for their original issue date and issue price, and will be consolidated with, and form a single series with, the previously outstanding debt securities of that series.

Terms of Debt Securities to be Included in the Prospectus Supplement

        The prospectus supplement relating to any series of debt securities that we may offer will set forth the price or prices at which the debt securities will be offered, and will contain the specific terms of the debt securities of that series. These terms may include, without limitation, the following:

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  the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

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  the amount of debt securities issued and any limit on the amount that may be issued;

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  the price(s) (expressed as a percentage of the principal amount) at which the debt securities will be issued;

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  if other than the principal amount of those debt securities, the portion of the principal amount payable upon declaration of acceleration of the maturity of those debt securities;

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  the maturity date or dates, or the method for determining the maturity date or dates, on which the principal of the debt securities will be payable and any rights of extension;

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  the rate or rates, which may be fixed or variable, or the method of determining the rate or rates at which the debt securities will bear interest, if any;

  •
  the date or dates from which any interest will accrue and the date or dates on which any interest will be payable, the regular related record dates and whether we may elect to extend or defer such interest payment dates;

  •
  the place or places where payments will be payable, where the debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us may be served;

  •
  the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at our option, if we are to have such an option;

  •
  our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which, or the date and dates on which, the price or prices at which and the other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

  •
  the currency or currencies in which the debt securities may be purchased, are denominated and are payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the related terms and conditions, including whether we or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

  •
  whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies or with reference to changes in prices of particular securities or commodities, and the manner in which the amounts are to be determined;

  •
  any additions to, modifications of or deletions from the terms of the debt securities with respect to events of default, amendments, merger, consolidation and sale or covenants set forth in the applicable indenture;

  •
  whether the debt securities will be issued in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form or both and, if in registered form, their denominations, if other than $1,000 and any integral multiple thereof, and, if in bearer form, their denominations, if other than $5,000, and the related terms and conditions;

  •
  if the debt securities will be issuable only in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture and any additional or different terms on which the series of debt securities may be defeased;

  •
  whether the debt securities can be converted into or exchanged for our other securities, and the related terms and conditions;

  •
  in the case of subordinated debt securities, provisions relating to any modification of the subordination provisions described elsewhere in this prospectus;

  •
  any trustee, depositary, authenticating agent, paying agent, transfer agent, registrar or other agent with respect to the debt securities; and

  •
  any other terms of the debt securities.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        We may offer and sell our debt securities at a substantial discount below their stated principal amount. These debt securities may be original issue discount securities, which means that less than the entire principal amount of the original issue discount securities will be payable upon declaration of acceleration of their maturity. Special federal income tax, accounting and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        We may issue debt securities with a fixed interest rate or a floating interest rate. Any material federal income tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.

        Except as set forth in the applicable indenture or in a supplemental indenture, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. The debt securities may contain provisions that would afford debt security holders protection in the event of a change of control. You should refer to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

        For purposes of the descriptions in this section:

  •
  "subsidiary" means a corporation or a partnership or a limited liability company a majority of the outstanding voting stock or partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by us or by one or more of our other subsidiaries. For the purposes of this definition, "voting stock" means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has voting power by reason of any contingency; and

  •
  "significant subsidiary" means any of our subsidiaries that is a "significant subsidiary," within the meaning of Regulation S-X promulgated by the SEC under the Securities Act of 1933, as amended (the "Securities Act").

Ranking

  Senior Debt Securities

        Payment of the principal of and premium, if any, and interest on debt securities we issue under the senior debt indenture will rank equally with all of our unsecured and unsubordinated debt.

  Subordination of Subordinated Debt Securities

        To the extent provided in the subordinated debt indenture and any supplemental indenture, and as described in the prospectus supplement describing the applicable series of subordinated debt securities, the payment of the principal of and premium, if any, and interest on any subordinated debt securities, including amounts payable on any redemption or repurchase, will be subordinated in right of payment and junior to senior debt, which is defined below. If there is a distribution to our creditors in a liquidation or dissolution of us, or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to us, the holders of senior debt will first be entitled to receive payment in full of all amounts due on the senior debt (or provision shall be made for such payment in cash) before any payments may be made on the subordinated debt securities. Because of this subordination, our general creditors may recover more, ratably, than holders of subordinated debt securities in the event of a distribution of assets upon insolvency.

        The supplemental indenture will set forth the terms and conditions under which, if any, we will not be permitted to pay principal, premium, if any, or interest on the related subordinated debt securities upon the occurrence of an event of default or other circumstances arising under or with respect to senior debt.

        The indentures will place no limitation on the amount of senior debt that we may incur. We expect to incur from time to time additional indebtedness constituting senior debt, which may include indebtedness that is senior to the subordinated debt securities but subordinate to our other obligations.

        "Senior debt" means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to us, on, or substantially similar payments we will make in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

  •
  our other indebtedness evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including the senior debt securities that may be offered by means of this prospectus and one or more prospectus supplements;

  •
  our indebtedness for money borrowed or represented by purchase-money obligations, as defined below;

  •
  our obligations as lessee under leases of property either made as part of a sale and leaseback transaction to which we are a party or otherwise;

  •
  indebtedness, obligations and liabilities of others in respect of which we are liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which we have agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company's consolidated financial statements;

  •
  reimbursement and other obligations relating to letters of credit, bankers' acceptances and similar obligations;

  •
  obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

  •
  reimbursement and other obligations relating to letters of credit, bankers' acceptances and similar obligations;

  •
  all our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

  •
  deferrals, renewals or extensions of any of the indebtedness or obligations described above.

        However, "senior debt" excludes:

  •
  any indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the subordinated debt securities or ranks equally with the subordinated debt securities;

  •
  any indebtedness, obligation or liability which is subordinated to our indebtedness to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, and

  •
  unless expressly provided in the terms thereof, any of our other indebtedness to its subsidiaries.

        As used above, the term "purchase money obligations" means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable. There will not be any restrictions in the subordinated indenture relating to subordinated debt securities upon the creation of additional senior debt.

        The applicable prospectus supplement may further describe the provisions, if any, applicable to the subordination of the subordinated debt securities of a particular series. The applicable prospectus supplement or the information incorporated by reference in the applicable prospectus supplement or in this prospectus will describe as of a recent date the approximate amount of our senior debt outstanding as to which the subordinated debt securities of that series will be subordinated.

  Structural Subordination

        The debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, since our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary's creditors. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

Conversion or Exchange of Debt Securities

        The applicable prospectus supplement will set forth the terms, if any, on which a series of debt securities may be converted into or exchanged for our other securities. These terms will include whether conversion or exchange is mandatory, or is at our option or at the option of the holder. We will also describe in the applicable prospectus supplement how we will calculate the number of securities that holders of debt securities would receive if they were to convert or exchange their debt securities, the conversion price and other terms related to conversion and any anti-dilution protections.

Redemption of Securities

        We may redeem the debt securities at any time, in whole or in part, at the prescribed redemption price, at the times and on the terms described in the applicable prospectus supplement.

        From and after notice has been given as provided in the indentures, if we have made available funds for the redemption of any debt securities called for redemption on the applicable redemption date, the debt securities will cease to bear interest on the date fixed for the redemption specified in the notice, and the only right of the holders of the debt securities will be to receive payment of the redemption price.

        Notice of any optional redemption by us of any debt securities is required to be given to holders at their addresses, as shown in the security register. The notice of redemption will be required to specify, among other items, the redemption price and the principal amount of the debt securities held by the holder to be redeemed.

        If we elect to redeem debt securities, we will be required to notify the trustee of the aggregate principal amount of debt securities to be redeemed and the redemption date. If fewer than all the debt securities are to be redeemed, the trustee is required to select the debt securities to be redeemed equally, by lot or in a manner it deems fair and appropriate.

Denomination, Interest, Registration and Transfer

        Unless otherwise specified in the applicable prospectus supplement, we will issue the debt securities (i) in denominations of $1,000 or integral multiples of $1,000 if the debt securities are in registered form, and (ii) in denominations of $5,000 if the debt securities are in bearer form.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the principal of, and applicable premium, if any, and interest on any series of debt securities at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. At our option, we may pay interest by check mailed to the address of the person entitled to the interest payment as it appears in the register for the applicable debt securities or by wire transfer of funds to that person at an account maintained within the United States.

        Any defaulted interest, which means interest not punctually paid or duly provided for on any interest payment date with respect to a debt security, will immediately cease to be payable to the registered holder on the applicable regular record date by virtue of his having been the registered holder on such date. We may pay defaulted interest either to the person in whose name the debt security is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the trustee, notice of which is to be given to the holder of the debt security not less than ten days before the special record date, or at any time in any other lawful manner, all as more completely described in the applicable indenture or supplemental indenture.

        Subject to limitations imposed upon debt securities issued in book-entry form, the holder may exchange debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the debt securities at the corporate trust office of the applicable trustee. In addition, subject to limitations imposed upon debt securities issued in book-entry form, the holder may surrender debt securities of any series for registration of transfer or exchange at the corporate trust office of the applicable trustee. Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be imposed for any registration of transfer or exchange of any debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any registration of transfer or exchange of any debt securities. If the applicable prospectus supplement refers to any transfer agent, in addition to the applicable trustee, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of that transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        If we redeem the debt securities of any series, neither we nor any trustee will be required to:

  •
  issue, register the transfer of, or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

  •
  register the transfer of, or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

  •
  issue, register the transfer of, or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository or with a nominee for a depository identified in the applicable prospectus supplement relating to that series. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depository arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to that series.

        Our obligations with respect to the debt securities, as well as the obligations of the applicable trustee, run only to persons who are registered holders of debt securities. For example, once we make payment to the registered holder, we have no further responsibility for that payment even if the recipient is legally required to pass the payment along to an individual investor but fails to do so. As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to transfers of debt securities.

        An investor should be aware that when debt securities are issued in the form of global securities:

  •
  the investor cannot have debt securities registered in his or her own name;

  •
  the investor cannot receive physical certificates for his or her debt securities;

  •
  the investor must look to his or her bank or brokerage firm for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

  •
  the investor may not be able to sell interests in the debt securities to some insurance or other institutions that are required by law to hold the physical certificates of debt that they own;

  •
  the depositary's policies will govern payments, transfers, exchanges and other matters relating to the investor's interest in the global security; and

  •
  the depositary will usually require that interests in a global security be purchased or sold within its system using same-day funds.

        The applicable prospectus supplement for a series of debt securities will list the special situations, if any, in which a global security will terminate and interests in the global security will be exchanged for physical certificates representing debt securities. After that exchange, the investor may choose whether to hold debt securities directly or indirectly through an account at the investor's bank or brokerage firm. In that event, investors must consult their banks or brokers to find out how to have their interests in debt securities transferred to their own names so that they may become direct holders. When a global security terminates, the depositary, and not us or one of the trustees, is responsible for deciding the names of the institutions that will be the initial direct holders.

Merger, Consolidation or Sale of Assets

        We will not be permitted to consolidate with or merge into any other entity, or sell, lease, transfer or convey all or substantially all of our properties and assets, either in one transaction or a series of transactions, to any other entity and no other entity will consolidate with or merge into us, or sell, lease, transfer or convey all or substantially all of its properties and assets to us unless:

          (1)   either:

    •
    we are the continuing entity, or

    •
    the successor entity, if other than us, formed by or resulting from any consolidation or merger, or which has received the transfer of our assets, expressly assumes payment of the principal of, and premium, if any, and interest on all of the outstanding debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indentures, and

          (2)   immediately after giving effect to the transaction and treating any indebtedness that becomes our obligation or the obligation of any of our subsidiaries as a result of that transaction as having been incurred by us or our subsidiary at the time of the transaction, no event of default under the indentures or supplemental indentures, and no event which, after notice or the lapse of time, or both, would become an event of default, will have occurred and be continuing; provided, that the conditions described in (1) and (2) above will not apply to the direct or indirect transfer of the stock, assets or liabilities of any of our subsidiaries to another of our direct or indirect subsidiaries.

        Except as provided in this prospectus or as may otherwise be provided in the applicable prospectus supplement, the indenture and the terms of the debt securities will not contain any event risks or similar covenants that are intended to afford protection to holders of any debt securities in the event of a merger, a highly leveraged transaction or other significant corporate event involving us or our subsidiaries, whether or not resulting in a change of control, which may adversely affect holders of the debt securities.

Additional Covenants and/or Modifications to the Covenant Described Above

        Any additional covenants and/or modifications to the covenants described above with respect to any series of debt securities, including any covenants relating to limitations on incurrence of indebtedness or other financial covenants, will be set forth in the applicable indenture or supplemental indenture and described in the applicable prospectus supplement relating to that series of debt securities.

        Unless the applicable prospectus supplement indicates otherwise, the subordinated debt indenture does not contain any other provision which restricts us from, among other things:

  •
  incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

  •
  paying dividends or making other distributions on our capital stock; or

  •
  purchasing or redeeming our capital stock; or

  •
  creating any liens on our property for any purpose.

Events of Default, Waiver and Notice

  Events of Default

        The events of default with respect to any series of debt securities issued under it, subject to any modifications or deletions provided in any supplemental indenture with respect to any specific series of debt securities, include the following events:

  •
  failure to pay any installment of interest or any additional amounts payable on any debt security of the series for 30 days;

  •
  failure to pay principal of, or premium, if any, on, any debt security of the series when due, whether at maturity, upon redemption, by declaration or acceleration of maturity or otherwise;

  •
  default in making any sinking fund payment (if any) when due, for any debt security of the series;

  •
  default in the performance or breach of any of our other covenants or warranties contained in the applicable indenture, other than a covenant added to the indenture solely for the benefit of any other series of debt securities issued under that indenture, continued for 90 days after written notice as provided in the applicable indenture;

  •
  specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property; and

  •
  any other event of default provided with respect to a particular series of debt securities.

        If an event of default under any indenture with respect to debt securities of any series at the time outstanding occurs and is continuing, then in every case other than in the case of specific events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of us or any significant subsidiary or either of our property, in which case acceleration will be automatic, the applicable trustee or the holders of not less than 25% of the principal amount of the outstanding debt securities of that series will have the right to declare the principal amount, or, if the debt securities of that series are original issue discount securities or indexed securities, the portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately by written notice to us, and to the applicable trustee if given by the holders. At any time after a declaration of acceleration has been made with respect to debt securities of a series, or of all debt securities then outstanding under any indenture, as the case may be, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, however, the holders of not less than a majority in principal amount of the outstanding debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may annul the declaration of acceleration and waive any default in respect of those debt securities if:

  •
  we have deposited with the applicable trustee all required payments due otherwise than by acceleration of the principal of, and premium, if any, and interest on the debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, plus specified fees, expenses, disbursements and advances of the applicable trustee, and

  •
  all events of default, other than the non-payment of all or a specified portion of the accelerated principal, with respect to debt securities of that series, or of all debt securities then outstanding under the applicable indenture, as the case may be, have been cured or waived as provided in the applicable indenture.

  Waiver

        Each indenture also will provide that the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under the applicable indenture, as the case may be, may waive any past default with respect to that series and its consequences, except a default:

  •
  in the payment of the principal of, or premium, if any, or interest on any debt security of that series, or

  •
  in respect of a covenant or provision contained in the applicable indenture that, by the terms of that indenture, cannot be modified or amended without the consent of each affected holder of an outstanding debt security.

  Notice

        Each trustee will be required to give notice to the holders of the applicable debt securities within 90 days of a default under the applicable indenture unless the default has been cured or waived; but the trustee may withhold notice of any default, except a default in the payment of the principal of, or premium, if any, or interest on the debt securities or in the payment of any sinking fund installment in respect of the debt securities, if specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

        The holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to the indentures or for any remedy under the indentures, except in the case of failure of the applicable trustee, for 60 days, to act after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding debt securities of that series, as well as an offer of indemnity reasonably satisfactory to the trustee, and provided that no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority of the outstanding debt securities of that series. However, any holder of debt securities is not prohibited from instituting suit for the enforcement of payment of the principal of, and premium, if any, and interest on the debt securities at their respective due dates.

        Subject to the trustee's duties in case of default, no trustee will be under any obligation to exercise any of its rights or powers under an indenture at the request or direction of any holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable security or indemnity. Subject to such provisions for the indemnification of the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities of any series, or of all debt securities then outstanding under an indenture, as the case may be, will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon the trustee. A trustee may refuse, however, to follow any direction that is in conflict with any law or the applicable indenture that may involve the trustee in personal liability or may be unduly prejudicial to the holders of debt securities of that series not joining in the direction.

        Within 180 days after the end of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture and, if so, specifying each default and the nature and status of the default.

  Modification of the Indentures

        Except as otherwise specifically provided in the applicable indenture, with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under that indenture that are affected by the modification or amendment, we may enter into supplemental indentures with the trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such indenture or of modifying in any manner the rights of the holders under debt securities issued under such indenture. However, no modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:

  •
  except as described in the applicable prospectus supplement relating to such debt security:

  •
  extend the stated maturity of the principal of, or any installment of interest or any additional amounts, or the premium, if any, on, any debt security,

  •
  reduce the principal amount of, or the rate or amount of interest on, or change the manner of calculating the rate, or any premium payable on redemption of, any debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of its maturity or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any debt security,

  •
  extend the time of payment of interest on any debt security or any additional amounts,

  •
  change any of the conversion, exchange or redemption provisions of any debt security,

  •
  change the place of payment, or the coin or currency for payment, of principal, or premium, if any, including any amount in respect of original issue discount or interest on any debt security,

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security or for the conversion or exchange of any debt security in accordance with its terms, and

  •
  in the case of subordinated debt securities, modify the ranking or priority of the securities,

  •
  reduce the percentage of outstanding debt securities of any series necessary to modify or amend the applicable indenture, to waive compliance with specific provisions of or certain defaults and consequences under the applicable indenture, or to reduce the quorum or voting requirements set forth in the applicable indenture, or

  •
  modify any of the provisions relating to the waiver of specific past defaults or specific covenants, except to increase the required percentage to effect that action or to provide that specific other provisions may not be modified or waived without the consent of the holder of that debt security.

        The holders of not less than a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment will have the right to waive compliance by us with specific covenants in the indenture.

        We and the respective trustee may modify and amend an indenture without the consent of any holder of debt securities for any of the following purposes:

  •
  to evidence the succession of another person to us as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;

  •
  to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in the indenture;

  •
  to add events of default for the benefit of the holders of all or any series of debt securities;

  •
  to add or change any provisions of the indenture to facilitate the issuance of, or to liberalize specific terms of, debt securities in bearer form, or to permit or facilitate the issuance of debt securities in uncertificated form, provided that the action will not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to change or eliminate any provisions of an indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;

  •
  to establish the form or terms of debt securities of any series and any related coupons;

  •
  to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

  •
  to cure any ambiguity or correct any inconsistency in an indenture provided that the cure or correction does not adversely affect the holders of the debt securities;

  •
  to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of debt securities, provided that the supplement does not adversely affect the interests of the holders of the debt securities of any series in any material respect;

  •
  to make provisions with respect to the conversion or exchange terms and conditions applicable to the debt securities of any series;

  •
  to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of debt securities;

  •
  to conform any provision in an indenture to the requirements of the Trust Indenture Act; or

  •
  to make any change that does not adversely affect the legal rights under an indenture of any holder of debt securities of any series issued under that indenture.

        In determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indenture or whether a quorum is present at a meeting of holders of debt securities:

  •
  the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal of that original issue discount security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of that original issue discount security;

  •
  the principal amount of any debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount, or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in the immediately preceding bullet point;

  •
  the principal amount of an indexed security that is deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security under the applicable indenture; and

  •
  debt securities owned by us or any other obligor upon the debt securities or any of our affiliates or of any other obligor are to be disregarded.

Discharge, Defeasance and Covenant Defeasance

  Discharge

        We may be permitted under the applicable indenture to discharge specific obligations to holders of any series of debt securities (1) that have not already been delivered to the applicable trustee for cancellation and (2) that either have become due and payable or will, within one year, become due and payable or scheduled for redemption, by irrevocably depositing with the applicable trustee, in trust, money or funds certified to be sufficient to pay when due, whether at maturity, upon redemption or otherwise, the principal of, and premium, if any, on and interest on the debt securities.

  Defeasance and Covenant Defeasance

        If the provisions of the applicable indenture relating to defeasance and covenant defeasance are made applicable to the debt securities of or within any series, we may elect either:

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  defeasance, which means we elect to defease and be discharged from any and all obligations with respect to the debt securities, except for the obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of the debt securities and to hold moneys for payment in trust; or

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  covenant defeasance, which means we elect to be released from our obligations with respect to the debt securities under specified sections of the applicable indenture relating to covenants, as described in the applicable prospectus supplement and any omission to comply with its obligations will not constitute an event of default with respect to the debt securities, in either case upon the irrevocable deposit by us with the applicable trustee, in trust, of an amount, in currency or currencies or government obligations, or both, sufficient without reinvestment to make scheduled payments of the principal of, and premium, if any, and interest on the debt securities, when due, whether at maturity, upon redemption or otherwise, and any mandatory sinking fund or analogous payments.

        A trust will only be permitted to be established if, among other things:

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  we have delivered to the applicable trustee an opinion of counsel, as specified in the applicable indenture, to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture;

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  no event of default or any event which after notice or lapse of time or both would be an event of default has occurred;

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  the defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, the applicable indenture or any other material agreement or instrument to which we are a party or by which we are bound;

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  certain other provisions set forth in the applicable indenture are met; and

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  we will have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance or covenant defeasance have been complied with.

        In general, if we elect covenant defeasance with respect to any debt securities and payments on those debt securities are declared due and payable because of the occurrence of an event of default, the amount of money and/or government obligations on deposit with the applicable trustee would be sufficient to pay amounts due on those debt securities at the time of their stated maturity, but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from the event of default. In that case, we would remain liable to make payment of the amounts due on the debt securities at the time of acceleration.

        The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Regarding the Trustees

        We will designate the trustee under the senior and subordinated debt indentures in the applicable prospectus supplement. From time to time, we may enter into banking or other relationships with any of such trustees or their affiliates.

        There may be more than one trustee under each indenture, each with respect to one or more series of debt securities. Any trustee may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to such series.

        If two or more persons are acting as trustee with respect to different series of debt securities, each trustee will be a trustee of a trust under the indenture separate from the trust administered by any other such trustee. Except as otherwise indicated in this prospectus, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Governing Law

        The senior debt securities, the subordinated debt securities and the related indentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

 LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

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  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When a Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

  •
  investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

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  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

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  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

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  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

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  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

SELLING STOCKHOLDERS

        We are registering 5,000,000 shares of common stock to permit the stockholders to be named in a prospectus supplement, and their transferees, pledgees, donees or successors, to resell the shares in the manner contemplated under "Plan of Distribution." Certain shares of common stock included in this prospectus for resale by the selling stockholders were initially acquired in connection with our acquisition of Wabash Foods, LLC in October 1999, pursuant to which we issued shares of common stock and warrants, which were subsequently exercised, to the former owners of Wabash Foods, LLC as consideration for all of the membership interests in Wabash Foods, LLC. The remaining shares of common stock that may be offered by the selling stockholders were acquired pursuant to equity awards and open market purchases since January 1, 2010. Information about the selling stockholders will be set forth in an applicable prospectus supplement. The initial purchasers of these securities, as well as their transferees, pledgees, donees or successors, all of whom are referred to herein as "selling stockholders," may from time to time offer and sell such securities pursuant to this prospectus and any applicable prospectus supplement.

        An applicable prospectus supplement will set forth the name of each selling stockholder, the nature of any position, office, or other material relationship which any selling stockholder has had within the past three years with us or any of our predecessors or affiliates, if any, the amount of our common stock owned by each selling stockholder prior to the offering, the amount of our common stock which may be offered for each selling stockholder's account, and the amount and (if one percent or more) the percentage of our common stock to be owned by each selling stockholder after completion of the offering.

        The selling stockholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling stockholders and the shares of our common stock which may be offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        The securities being offered by this prospectus may be sold by us or by the selling stockholders (which as used in this prospectus includes donees, pledgees, transferees or other successors-in-interest selling common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, distribution or other transfer):

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  through agents;

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  to or through underwriters;

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  through broker-dealers (acting as agent or principal);

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  directly by us or a selling stockholder to purchasers, through a specific bidding or auction process or otherwise;

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  through a combination of any such methods of sale; or

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  through any other methods described in a prospectus supplement.

        The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on The NASDAQ Global Select Market or any other organized market where the securities may be traded, in the over-the-counter market, or otherwise, on a continuous or delayed basis. The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each sale. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. The selling stockholders and any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such selling stockholders, dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

        Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable by us or the selling stockholders to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

        If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth the managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

        If a dealer is used in the sale of the securities, we, the selling stockholders, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

        We or the selling stockholders may directly solicit offers to purchase the securities and we or the selling stockholders may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

        Agents, underwriters and dealers may be entitled under agreements which may be entered into with us or the selling stockholders to indemnification by us or the selling stockholders against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us or the selling stockholders to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

        Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

        The selling stockholders may also sell shares in accordance with Rule 144 under the Securities Act, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

        In addition, the selling stockholders or their successors in interest may enter into hedging transactions with broker-dealers who may engage in short sales of the shares, short and deliver the shares to close out such short positions, or loan or pledge the shares to broker-dealers that in turn may see such securities. The selling stockholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which may be resold thereafter under this prospectus and an accompanying prospectus supplement if the shares are delivered by the selling stockholders. The selling stockholders may not satisfy their obligations in connection with short sale or hedging transactions entered into before the effective date of the registration statement of which this prospectus is a part by delivering securities registered under such registration statement.

        The selling stockholders or their successors in interest may from time to time pledge or grant a security interest in some or all of the shares and, if the selling stockholders default in the performance of their secured obligation, the pledges or secured parties may offer and sell the shares from time to time under this prospectus and an accompanying prospectus supplement.

        Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

        Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

        Other than our common stock, which is listed on The NASDAQ Global Select Market, each of the securities issued hereunder will be a new issue of securities, will have no prior trading market, and may or may not be listed on a national securities exchange. Any common stock sold pursuant to a prospectus supplement will be listed on The NASDAQ Global Select Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us or the selling stockholders for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

 LEGAL MATTERS

        Unless otherwise specified in a prospectus supplement accompanying this prospectus, the validity of the securities offered hereby will be passed upon by DLA Piper LLP (US), Phoenix, Arizona, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

        Our consolidated balance sheets as of December 28, 2013 and December 29, 2012, the related consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows for each of the three years in the period ended December 28, 2013, and the effectiveness of Inventure Foods, Inc.'s internal control over financial reporting as of December 28, 2013 have been incorporated by reference herein in reliance upon the report of Moss Adams LLP, an independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing. The balance sheets of Fresh Frozen Foods, LLC, as of December 31, 2012 and 2011, and the related statements of income, changes in members' equity, and cash flows for the years then ended have been incorporated by reference herein in reliance upon the report of Nichols, Cauley & Associates, LLC, an independent registered public accounting firm, given upon the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC's website at http://www.sec.gov.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Inventure Foods, Inc.
5415 East High Street, Suite #350
Phoenix, Arizona 85054
(623) 932-6200
Attention: Secretary

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" certain information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must carefully review all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. However, we undertake no obligation to update or revise any statements we make, except as required by law.

        This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 28, 2013, filed with the SEC on March 13, 2014, as amended by Amendment No. 1 to our Annual Report on Form 10-K/A, filed with the SEC on March 14, 2014;

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2014, filed with the SEC on May 6, 2014;

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  our Current Report on Form 8-K/A filed with the SEC on January 24, 2014 and Current Reports on Form 8-K filed with the SEC on April 21, 2014, May 16, 2014 and June 2, 2014;

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  our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2014, to the extent incorporated by reference into our Annual Report on Form 10-K for the year ended December 28, 2013; and

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  The description of our common stock, par value $0.01 per share, included under the caption "Description of Securities" in the Prospectus forming a part of Amendment No. 3 to the Company's Registration Statement on Form SB-2, filed with the SEC on December 5, 1996 (File No. 333-5594-LA), including exhibits, and as amended, which description has been incorporated by reference in Item 1 of our Registration Statement on Form 8-A/A, filed pursuant to Section 12 of the Exchange Act, on December 10, 1996 (File No. 001-14556).

INVENTURE FOODS, INC.

PROSPECTUS

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following table sets forth the expenses in connection with the issuance and distribution of the securities covered by this Registration Statement. All such expenses are estimates, other than the registration fee payable to the Securities and Exchange Commission, and will be borne by the Registrant.

Registration Fee	$21,336.04
Fees and expenses of accountants		(1)
Fees and expenses of counsel to the Registrant		(1)
Trustee's fees and expenses		(1)
Miscellaneous		(1)

Total		$(1)

(1)
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers

        The Delaware General Corporation Law ("DGCL") authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of a corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person.

        The DGCL also authorizes a corporation to indemnify any person who was or is a party, or was or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        The corporation may only indemnify an officer, director, employee or agent if:

  (i)
  the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

  (ii)
  in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

        No indemnification may be made if it is determined that the individual did not meet the above listed standards.

        A corporation's determination of whether to indemnify someone who is a director or officer at the time of such determination must be made:

  (i)
  by a vote of the majority of disinterested directors (even if less than a quorum);

  (ii)
  by a committee of disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum);

  (iii)
  by special legal counsel if there are fewer than two disinterested directors or if such disinterested directors so direct; or

  (iv)
  by the stockholders, but shares owned by or voted by a director who is not disinterested may not be voted.

        Where a present or former officer or director of the corporation defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers' and directors' expenses may be paid in advance of final disposition if the person agrees to repay the advances if he or she is later determined not to be entitled to indemnification.

        To the fullest extent permitted by applicable law, a corporation is authorized to provide indemnification of (and advancement of expenses to) agents of the company (and any other persons to which DGCL permits the company to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable DGCL (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

        Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent (i) for any breach of such director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which such director derived an improper personal benefit.

        In addition, our by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company) by reason of the fact that that person is or was our director or officer, or is or was our director or officer serving at our request as a director or officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by that person in connection with the action, suit, or proceeding if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that person's conduct was unlawful.

        With respect to actions, suits or proceedings by or in the right of the Company, our by-laws provide that we shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that that person is or was our director or officer, or is or was our director or officer serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection with the defense or settlement of the action or suit if that person acted in good faith and in a manner that person reasonably believed to be in or not opposed to our best interests; except that no indemnification shall be made in respect of any claim, issue or matter as to which that person shall have been adjudged to be liable to us unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for those expenses which the Court of Chancery or such other court shall deem proper.

        We shall only indemnify an officer or director (unless ordered by a court) to the extent authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because the person has met the applicable standard of conduct described above. This determination shall be made by (i) a majority vote of the directors who are not parties to the action, suit, or proceeding, even though less than a quorum, or (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iii) by the stockholders. To the extent, however, that one of our directors or officers has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above, or in defense of any claim, issue, or matter therein, that person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by that person in connection therewith, without the necessity of authorization in the specific case. If we do not authorize the indemnification of an officer or director in a specific case, that officer or director may apply to the Court of Chancery in the State of Delaware for indemnification to the extent otherwise permissible under our by-laws. The basis of such indemnification by a court shall be a determination by the court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth above. Neither our contrary determination in the specific case nor the absence of any determination shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

        Our by-laws further provide that we shall pay in advance of final disposition expenses incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advanced amount if it shall ultimately be determined that the person is not entitled to be indemnified by us.

        The rights to indemnification and advancement of expenses described above shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the certificate of incorporation, any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the person's official capacity and as to action in another capacity while holding such office, it being our policy to indemnify the persons described above to the fullest extent permitted by law. We are not, however, obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by that person unless the proceeding (or part thereof) was authorized or consented to by our board of directors, except in the case of director or officer applications to a court for indemnification as described above.

        We may purchase and maintain insurance on behalf of any person who is or was our director or officer, or is or was our director or officer serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not we would have the power or the obligation to indemnify the person against such liability under our by-laws.

        We may also, to the extent authorized from time to time by our board of directors, provide rights to indemnification and to the advancement of expenses to our employees and agents similar to those conferred to our directors and officers as described above.

Item 16.    Exhibits

        The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description
*1.1	Form of Underwriting Agreement.
3.1	Certificate of Incorporation (Filed as Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on May 26, 2006, and incorporated herein by reference).
3.2	Certificate of Amendment to Certificate of Incorporation (Filed as Exhibit 3.2 to the Registrant's Current Report on Form 8-K filed May 26, 2006, and incorporated herein by reference).
3.3	Certificate of Amendment to Certificate of Incorporation (Filed as Exhibit 3.3 to the Registrant's Current Report on Form 8-K filed May 26, 2006, and incorporated herein by reference).
3.4	Certificate of Amendment to Certificate of Incorporation (Filed as Exhibit 3.4 to the Registrant's Current Report on Form 8-K filed May 26, 2006, and incorporated herein by reference).
3.5	Certificate of Amendment to Certificate of Incorporation (Filed as Exhibit 3.6 to the Registrant's Current Report on Form 8-K filed May 24, 2010, and incorporated herein by reference).
3.6	Amended and Restated Bylaws (Filed as Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed on January 12, 2005, and incorporated herein by reference).
4.1
Specimen Certificate for Shares of Common Stock (Filed as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form SB-2, Registration No. 333-5594-LA, and incorporated herein by reference).
*4.2	Form of Certificate of Designation.
4.3	Form of Senior Debt Indenture.
4.4	Form of Subordinated Debt Indenture.
*4.5	Form of Preferred Stock Certificate.
*4.6	Form of Senior Debt Security.
*4.7	Form of Subordinated Debt Security.
5.1	Opinion of DLA Piper LLP (US) relating to the validity of the securities being registered.
12.1	Statement of Ratio of Earnings to Fixed Charges.
23.1	Consent of DLA Piper LLP (US) (included as part of Exhibit 5.1).
23.2	Consent of Moss Adams LLP, an independent registered public accounting firm.
23.3	Consent of Nichols, Cauley & Associates, LLC, an independent registered public accounting firm.
24.1	Power of Attorney (included in the signature page to this Registration Statement).
*25.1	Form T-1 of Trustee under the Senior Debt Indenture.
*25.2	Form T-1 of Trustee under the Subordinated Debt Indenture.

*
To be filed in connection with the offering of securities registered hereunder.

Item 17.    Undertakings.

(a)
The undersigned Registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act to any purchaser:

  (i)
  Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

  (ii)
  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

  (5)
  That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

  (i)
  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

  (ii)
  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

  (iii)
  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

  (iv)
  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)
The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the applicable trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 ("Act") in accordance with the rules and regulations of the SEC under Section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on the 16th day of June, 2014.

INVENTURE FOODS, INC.
By:	/s/ TERRY MCDANIEL Terry McDaniel Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints each of Terry McDaniel and Steve Weinberger his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form S-3, and to file the same, with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act or things requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ TERRY MCDANIEL Terry McDaniel	Chief Executive Officer and Director (Principal Executive Officer)	June 16, 2014
/s/ STEVE WEINBERGER Steve Weinberger	Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2014
/s/ DAVID L. MEYERS David L. Meyers	Chairman and Director	June 16, 2014
/s/ ASHTON D. ASENSIO Ashton D. Asensio	Director	June 16, 2014

Signature	Title	Date

/s/ PAUL J. LAPADAT Paul J. Lapadat	Director	June 16, 2014
/s/ MACON BRYCE EDMONSON Macon Bryce Edmonson	Director	June 16, 2014
/s/ TIMOTHY A. COLE Timothy A. Cole	Director	June 16, 2014
/s/ HAROLD S. EDWARDS Harold S. Edwards	Director	June 16, 2014